Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated January 22, 2013 (including amendments thereto) with respect to the shares of Common Stock of Pizza Inn, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: January 22, 2013	NEWCASTLE PARTNERS, L.P.

By: Newcastle Capital Management, L.P., its
general partner
By: Newcastle Capital Group, L.L.C., its
general partner

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

NEWCASTLE CAPITAL MANAGEMENT, L.P.

By: Newcastle Capital Group, L.L.C., its
general partner

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

NEWCASTLE CAPITAL GROUP, L.L.C.

By: Schwarz 2012 Family Trust

/s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

SCHWARZ 2012 FAMILY TRUST

By: /s/ Mark E. Schwarz
Mark E. Schwarz, Trustee

/s/ Mark E. Schwarz
MARK E. SCHWARZ

/s/ Clinton J. Coleman
CLINTON J. COLEMAN

HALLMARK FINANCIAL SERVICES, INC.

By: /s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Chairman

AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS

By: /s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Director

HALLMARK INSURANCE COMPANY

By: /s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Director

HALLMARK SPECIALTY INSURANCE COMPANY

By: /s/ Mark E. Schwarz
Name: Mark E. Schwarz
Title: Director